UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2012

GOLDEN STAR RESOURCES LTD.

(Exact name of registrant as specified in its charter)

CANADA	1-12284	98-0101955
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

10901 West Toller Drive, Suite 300 Littleton, Colorado		80127-6312
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 303-830-9000

No Change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 13, 2012, Golden Star Resources Ltd. (the “Company”) announced its plans to relocate its headquarters from Denver to Toronto. In addition, the Company announced several senior management changes as follows:

Tom Mair will resign from his position as President and Chief Executive Officer and as a member of the Board of Directors (the “Board”) of the Company, effective December 31, 2012. In connection with his departure from the Company, Mr. Mair will be receiving severance benefits under his employment agreement.

Roger Palmer, currently Vice President and Chief Financial Officer of the Company, will remain as Vice President, but step down as Chief Financial Officer and become Treasurer of the Company, effective January 7, 2013.

Sam Coetzer, age 51, currently Executive Vice President and Chief Operating Officer of the Company, has been promoted to President and Chief Executive Officer, effective January 1, 2013. Additionally, on December 13, 2012, Mr. Coetzer was named to the Company’s Board of Directors, effective December 14, 2012.

Effective January 7, 2013, Jeff Swinoga, age 45, will assume the role of Executive Vice President and Chief Financial Officer of the Company. Mr. Swinoga has extensive experience in finance and accounting related to the resource, mining and finance industries, serving as Vice President, Finance and Chief Financial Officer of North American Palladium Ltd. since July 2009. Mr. Swinoga also served as Senior Vice President of Finance and Chief Financial Officer of MagIndustries Corporation from September 2008 to July 2009, and previously served as Vice President of Finance and Chief Financial Officer of HudBay Minerals Inc. from October 2005 to August 2008. Mr. Swinoga has been Director of Tonbridge Power Inc. since April 21, 2011. He is a Chartered Accountant and a member of the Institute of Chartered Accountants of Ontario.

The Company entered into an employment agreement (the “Agreement”) with Mr. Swinoga as of December 13, 2012. The Agreement provides for an annual base salary of Cdn$350,000 (US$355,425), as may be increased from time to time during the term of the Agreement. Mr. Swinoga is entitled to participate in the Executive Management Performance Bonus Plan and benefit and deferred compensation plans generally available to executive officers of the Company from time to time, including the Third Amended and Restated 1997 Stock Option Plan (the “Option Plan”).

In connection with his appointment, Mr. Swinoga was granted 200,000 options under the Option Plan, effective January 7, 2013, 66,667 of which will be vested as of the grant date and 66,666 of which will vest on the first and second anniversaries of the grant date. The options are exercisable at Cdn$1.84 per share (US$1.87), which was the closing price of the Company’s common shares on the Toronto Stock Exchange on December 12, 2012, the day immediately preceding the grant date as provided by the terms of the Option Plan.

Mr. Swinoga is entitled to payments upon certain termination of employment events as described in the Agreement. Mr. Swinoga is entitled to a lump sum payment upon a termination of employment by the Company without cause or upon a termination by Mr. Swinoga in the event of a material breach of the Agreement by the Company, in the amount of Mr. Swinoga’s accrued compensation plus, subject to certain conditions, an amount equal to one times the sum of Mr. Swinoga’s then current base salary, the average of the target bonus for Mr. Swinoga for the current calendar year and the bonus paid to him for the previous calendar year and certain other benefit amounts. Mr. Swinoga is also entitled to a lump sum payment in the event of a termination upon a “change in control,” as defined in the Agreement, in the amount of his accrued compensation plus, subject to certain conditions, an amount equal to (a) two times the sum of Mr. Swinoga’s base salary for the calendar year in which the termination became effective, the average of the target bonus for Mr. Swinoga for the current calendar year and the bonus paid to him for the previous calendar year and certain other benefit amounts, plus (b) a pro rata portion of Mr. Swinoga’s target bonus for the current calendar year.

As a result of the relocation, Chris Thompson, currently Chairman of the Board, will remain as a Board member but will relinquish his Chairman role effective December 31, 2012. In connection with his resignation as Chairman of the Board, Mr. Thompson agreed to forfeit 200,000 stock options and 100,000 Stock Appreciation Rights, effective as of December 31, 2012.

On December 13, 2012, Tim Baker, was appointed to the Board as Executive Chairman, with such position to be effective January 1, 2013. Mr. Baker, who grew up in Kenya, has substantial experience in operating mines and projects, including Chile, Africa and the Dominican Republic. He recently served as the Chief Operating Officer and Executive Vice President of Kinross Gold Corporation from June 2006 to December 2010. Prior to working with Kinross, Mr. Baker served as an Executive General Manager of Placer Dome Chile, where he was responsible for the Placer Dome operations there, including the Zaldivar mine and Kinross-Placer joint venture at La Coipa as well as the Pueblo Viejo project in the Dominican Republic. He has been an Independent Director of Eldorado Gold Corporation since May 2011, and has been an Independent Non Executive Director of Pacific Rim Mining Corporation since March 2012. Mr. Baker has also been a Director of Antofagasta plc since March 2011; Underworld Resources Inc. since May 2010; Aurelian Resources Inc. since September 2008 and Augusta Resource Corporation since September 11, 2008.

Mr. Baker will receive annual compensation of $200,000, payable in cash or deferred share units under the Company’s Deferred Share Unit Plan. In connection with Mr. Baker’s appointment to the Board, Mr. Baker was granted 500,000 options under the Option Plan, effective January 1, 2013, 166,667 of which will be vested as of the grant date and 166,666 of which will vest on the first and second anniversaries of the grant date. The options are exercisable at Cdn$1.84 per share (US$1.87), which was the closing price of the Company’s common shares on the Toronto Stock Exchange on December 12, 2012, the day immediately preceding the grant date as provided by the terms of the Option Plan.

For purposes of Item 401(b) of Regulation S-K, there are no reportable arrangements or understandings between any of Mr. Coetzer, Mr. Swinoga or Mr. Baker and any other persons pursuant to which they were selected as officers or directors of the Company. There are no relationships between any of Mr. Coetzer, Mr. Swinoga or Mr. Baker and any of the Company’s directors, executive officers or other key personnel or any related party transactions entered into with any of them that are reportable under Item 401(d) or Item 404(a), respectively, of Regulation S-K.

Item 7.01. Regulation FD Disclosure

The Company’s press release announcing its plans to relocate its headquarters and the senior management changes discussed above is furnished herewith as Exhibit 99.1. The press release information presented herein under Item 7.01 shall be deemed “furnished” and not “filed” under the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as may be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release of Golden Star Resources Ltd., dated December 13, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 19, 2012

Golden Star Resources Ltd.

By:	/s/ Roger Palmer
Roger Palmer
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of Golden Star Resources Ltd., dated December 13, 2012